Exhibit 99.1

Cherokee Global Brands Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Fourth Quarter Fiscal 2019 Highlights versus Fourth Quarter Fiscal 2018:

•	Revenues decreased from $6.9 million to $6.1 million
•	SG&A expenses decreased significantly from $7.0 million to $3.1 million
•	Adjusted EBITDA increased from a loss of $0.1 million to a gain of $3.1 million
•	Net loss from continuing operations totaled $0.6 million versus a loss of $45.2 million

Full-Year Fiscal 2019 Highlights versus Full-Year Fiscal Year 2018:

•	Revenues decreased from $29.4 million to $24.4 million
•	SG&A expenses decreased significantly from $25.4 million to $14.6 million
•	Adjusted EBITDA increased from $3.9 million to $9.8 million
•	Net loss from continuing operations totaled $12.3 million versus a loss of $55.9 million

SHERMAN OAKS, CA (April 23, 2019) — Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for its fourth quarter and fiscal year ended February 2, 2019.

"Fiscal 2019 was a year of significant milestones for Cherokee Global Brands," said Henry Stupp, chief executive officer. "We delivered on three strategic priorities, including restructuring our business operations, shoring up our financial and liquidity positions and aligning our brand portfolio for future growth. Taken together, we drove a 150% increase in Adjusted EBITDA and a 42% decline in SG&A expenses for the year, even as the industry experienced significant headwinds. I am pleased to say that the audited statements we filed today include an unqualified audit opinion, which we view as a testament to our efforts to address the liquidty challenges we faced last fiscal year."

Mr. Stupp continued, "Our diversified brand portfolio, coupled with our 360-degree platform of capabilities, continues to distinguish us in the marketplace. Our subsequent shift from a direct-to-retail licensing model to one that encompasses wholesale and retail licensing partnerships allows us to grow our owned brands, while also creating and developing brands and products for others. As we focus on achieving strategic alignment with our retail and wholesale licensees, I’m confident that our diversification and flexibility position us for long-term growth and stability."

New Corporate Identity

Cherokee Global Brands today announced its intention to rebrand as Apex Global Brands following the Company’s June annual shareholder meeting.

Mr. Stupp commented, "Through our strategic acquisitions, we realized our vision to evolve from a mono-brand licensor to a true house of brands. As we expand our global capabilities platform, we are now positioned to build brands for specific retailers and to further develop existing brands that are already meaningful to our partners. Apex reflects this more expansive vision. It marks the culmination of our portfolio and platform synergy and embodies the aspirations of our global licensing partners."

Revenues

Revenues were $6.1 million in the fourth quarter, a decrease of 11% from $6.9 million in the prior year. The year-over-year decline largely reflects the expiration or non-renewal of several licensing agreements. These declines were partially offset by revenues from the Company’s new multi-year product development and design agreement with a major retailer in China, as well as a 12% improvement in revenues from the Hi-Tec brand portfolio. Excluding expired and non-renewed licensees, revenues from relationships that existed in the fourth quarter of fiscal 2019 increased $0.7 million, or 13%, year over year.

Revenues for fiscal year 2019 were $24.4 million compared to $29.4 million in the prior year, a decrease of 17%. Consistent with the fourth quarter, the decline in full-year revenues largely reflects the expiration or non-renewal of several licensing agreements and the divestiture of Flip Flop Shops in June 2018. These declines were partially offset by a 20% increase in revenues from the Hi-Tec brand portfolio. Excluding expired and non-renewed licensees, revenues from relationships that existed in fiscal 2019 increased $4.5 million, or 23%, year over year.

Operating and Non-operating Expenses

Selling, general and administrative expenses, which comprise the Company’s normal operating expenses, were $3.1 million, compared to $7.0 million in the fourth quarter of the prior year. The $3.9 million, or 56%, year-over-year decrease reflects the impact of the Company’s restructuring plans, which have resulted in significantly reduced spending for payroll, professional fees and general operating costs. Selling, general and administrative expenses for fiscal year 2019 decreased $10.8 million, or 42%, to $14.6 million from $25.4 million in the prior year.

Earlier in fiscal 2019, the Company incurred several one-time charges, including restructuring charges and business acquisition and integration costs of $6.1 million. In addition, the refinancing of the Company’s previous credit facility resulted in $4.0 million of non-cash and cash charges during the year. These costs were partially offset by a $0.5 million gain on the sale of assets.

Profitability Measures

Operating income was $2.4 million for the fourth quarter and $1.9 million for the full year. The large operating losses in the comparable periods of the prior year include a $35.5 million intangible asset impairment charge and significant costs related to the Company’s acquisition and integration of Hi-Tec, along with charges related to modifications to the Company’s credit agreement. These one-time items did not repeat in fiscal 2019.

Net loss from continuing operations was $0.6 million in the fourth quarter of fiscal 2019, or a loss of $0.04 per diluted share, and $12.3 million, or a loss of $0.87 per diluted share, for the full year. The previous year’s net loss from continuing operations was $45.2 million, or $3.23 per diluted share, and $55.9 million, or $4.16 per diluted share, for the fourth quarter and full year, respectively.

Adjusted EBITDA increased significantly to $3.1 million for the fourth quarter, compared to a loss of $0.1 million in the prior year. This improvement was due to the year-over-year decline in selling, general and administrative expenses along with the organic growth of existing licensees and design services. Adjusted EBITDA for fiscal year 2019 increased 150% to $9.8 million compared to $3.9 million in fiscal 2018.

Balance Sheet

At February 2, 2019, the Company had cash and cash equivalents of $4.3 million, compared to $3.2 million at February 3, 2018. Outstanding borrowings under the Company’s term loan and subordinated promissory notes totaled $54.5 million, net of debt issuance costs, with $1.3 million reflected as a current obligation.

Fiscal 2020 Outlook
The Company is initiating guidance for the fiscal year ending February 1, 2020 as follows:

•	Revenues are anticipated to be in the range of $26.0 million to $28.5 million
•	Adjusted EBITDA is expected to be in the range of $11.0 million to $12.5 million

Conference Call

The Company will host a conference call today at 7:00 a.m. PT / 10:00 a.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations’ section of the Company’s website at http://www.cherokeeglobalbrands.com.  For those unable to participate during the live broadcast, a replay will be available through Tuesday, May 7, 2019, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13689454.

About Cherokee Inc.
Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks® and Interceptor®, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license agreements with leading retailers and manufacturers that span approximately 80 countries, with distribution across 20,000+ retail locations and multiple ecommerce platforms.

Safe Harbor Statement
This news release may contain forward-looking statements regarding future events and the future performance of Cherokee Global Brands. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for fiscal year 2020; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the Company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; our level of indebtedness and restrictions under our indebtedness; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. A more detailed discussion of such risks and uncertainties are described in the Company’s annual report on Form 10-K filed on April 23, 2019, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC the Company makes from time to time. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors as a measure of profitability, because it helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations.  In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading "Reconciliation of GAAP to Non-GAAP Financial Data".

Investor Contact:

Cherokee Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Kimberly Esterkin/Patricia Nir

310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	February 2, 2019	February 3, 2018
Assets
Current assets:
Cash and cash equivalents	$4,284	$3,174
Accounts receivable, net	4,363	9,805
Other receivables	339	472
Prepaid expenses and other current assets	857	1,258
Current assets of discontinued operations	—	1,868
Total current assets	9,843	16,577
Property and equipment, net	620	1,090
Intangible assets, net	64,751	69,548
Goodwill	16,252	16,352
Accrued revenue and other assets	1,645	30
Total assets	$93,111	$103,597
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,120	$7,205
Other current liabilities	4,714	7,370
Current portion of long-term debt	1,300	46,105
Deferred revenue—current	1,626	2,229
Current liabilities of discontinued operations	—	1,103
Total current liabilities	10,760	64,012
Long-term liabilities:
Long-term debt	53,154	—
Deferred income taxes	12,055	10,466
Other liabilities	2,807	5,004
Total liabilities	78,776	79,482
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, shares issued 14,700,953 (February 2, 2019) and 13,997,200 (February 3, 2018)	294	280
Additional paid-in capital	76,633	74,377
Accumulated deficit	(62,592)	(50,542)
Total stockholders’ equity	14,335	24,115
Total liabilities and stockholders’ equity	$93,111	$103,597

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Revenues	$6,127	$6,884	$24,444	$29,365
Operating expenses:
Selling, general and administrative expenses	3,061	6,950	14,638	25,446
Stock-based compensation and stock warrant charges	224	1,445	890	3,789
Business acquisition and integration costs	—	2,212	307	7,537
Restructuring charges	140	1,952	5,755	2,080
Intangible assets impairment charge	—	35,500	—	35,500
Gain on sale of assets	67	—	(479)	—
Depreciation and amortization	255	270	1,478	1,408
Total operating expenses	3,747	48,329	22,589	75,760
Operating income (loss)	2,380	(41,445)	1,855	(46,395)
Other income (expense):
Interest expense	(2,213)	(1,671)	(8,220)	(6,500)
Other income (expense), net	(54)	320	(3,273)	64
Total other expense, net	(2,267)	(1,351)	(11,493)	(6,436)
Loss from continuing operations before income taxes	113	(42,796)	(9,638)	(52,831)
Provision for income taxes	708	2,365	2,688	3,030
Net loss from continuing operations	(595)	(45,161)	(12,326)	(55,861)
Loss from discontinued operations, net of income taxes	—	(424)	—	(128)
Net loss	$(595)	$(45,585)	$(12,326)	$(55,989)
Net loss per share:
Basic loss per share from continuing operations	$(0.04)	$(3.23)	$(0.87)	$(4.16)
Diluted loss per share from continuing operations	$(0.04)	$(3.23)	$(0.87)	$(4.16)
Basic (loss) earnings from discontinued operations per share	$—	$(0.03)	$—	$(0.01)
Diluted (loss) earnings from discontinued operations per share	$—	$(0.03)	$—	$(0.01)
Basic loss per share	$(0.04)	$(3.26)	$(0.87)	$(4.17)
Diluted loss per share	$(0.04)	$(3.26)	$(0.87)	$(4.17)
Weighted average common shares outstanding:
Basic	14,364	13,994	14,130	13,431
Diluted	14,364	13,994	14,130	13,431

CHEROKEE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
 (In thousands)

We define Adjusted EBITDA as net income before (i) interest expense, (ii) Other income (expense), net, (iii) provision for income taxes, (iv) depreciation and amortization, (v) gain on sale of assets, (vi) intangible asset impairment charge, (vii) restructuring charges, (viii) business acquisition and integration costs and (ix) stock-based compensation and stock warrant charges.  Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies.  We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, non-operating income or expense items, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring or disposing of businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants.  A reconciliation from net loss from continuing operations as reported in our consolidated statement of operations to Adjusted EBITDA is as follows:

	Quarter Ended		Year Ended
(In thousands)	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Net (loss) income from continuing operations	$(595)	$(45,161)	$(12,326)	$(55,861)
Provision for income taxes	708	2,365	2,688	3,030
Interest expense	2,213	1,671	8,220	6,500
Other expense (income)	54	(320)	3,273	(64)
Depreciation and amortization	255	270	1,478	1,408
Gain on sale of assets	67	—	(479)	—
Intangible asset impairment loss	—	35,500	—	35,500
Restructuring charges	140	1,952	5,755	2,080
Business acquisition and integration costs	—	2,212	307	7,537
Stock-based compensation and stock warrant charges	224	1,445	890	3,789
Adjusted EBITDA	$3,066	$(66)	$9,806	$3,919